                                                                    Exhibit 10.1
                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

      THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment") is made as of May 15, 2006, by and among Covansys Corporation, a Michigan corporation (the "Company"), the Company's Subsidiaries and Affiliates listed on the signature page to this Amendment (together with the Company, each a "Seller" and collectively "Sellers") and Saber Solutions, Inc., f/k/a
Cobalt Public Sector, Inc., a Delaware corporation ("Buyer").

                                    RECITALS

      A. We have entered into an Asset Purchase Agreement, dated March 8, 2006 (the "Asset Purchase Agreement"), which provides for the sale of the Business by Sellers to Buyer on the terms and subject to the conditions set forth therein.

      B. We have decided that a number of changes should be made to the Asset Purchase Agreement.

      C. We are entering this Amendment to amend the Asset Purchase Agreement as provided below.

      D. The Asset Purchase Agreement can be amended by us in accordance with
Section 12.8 thereof.

      Based on all of the foregoing considerations, our mutual promises in this Amendment and other considerations important to us, which we acknowledge are sufficient to legally bind us, we agree as follows:

      1.1 DEFINITIONS. The terms used in this Amendment that are defined in the Asset Purchase Agreement and are not otherwise defined in this Amendment have the meanings given them in the Asset Purchase Agreement. Use of terms such as "we" and "our" refers to Sellers and Buyer together.

            (a) We are adding the following definition in its proper alphabetical order in Article 11 of the Asset Purchase
      Agreement:


                  "Required Other Consents" means all Consents that are
            required:

                  (i) for the consummation of the transactions contemplated by this Agreement and by the other Transaction Documents (including, without limitation, the transfer of the Purchased Assets to Buyer);

                  (ii) in order to prevent a breach of or default under or a right of termination or modification of any material Contract to which any Seller is a party (including, without limitation, the Assumed Contracts) or to which any portion of the Purchased Assets is subject;

                  (iii) for the conduct of the Business as heretofore conducted and ownership of the Purchased Assets following the Closing; or


                  (iv) without limiting the generality of the foregoing, for
            Sellers to provide all services required to be provided to Buyer under the Transition Services Agreement."

            (b) We are amending the definition of "Target Net Book Value" contained in Article 11 of the Asset Purchase Agreement to read in its entirety as follows:

                  "Target Net Book Value means $30,000,000."


            (c) Further, we are deleting the following definitions and references to definitions:

                  (i) the definition of "Contract Adjustment Amount" contained in Article 11;

                  (ii) the Term and Section references for "Contract Adjustment
            Amount" contained in Section 11.1; and

                  (iii) the Term and Section references for "Flaw" contained in
            Section 11.1.

      1.2 DELETED PROVISIONS. We are deleting the following provisions of the Asset Purchase Agreement:

            (a) the last sentence of Section 2.3(b) (relating to the Contract Adjustment Amount);

            (b) Sections 4.17, 4.18 and 5.3 (Closing conditions relating to the Contract Adjustment Amount);

            (c) Section 4.11 (Closing condition relating to Material Adverse Effect);

            (d) Section 4.21 (Closing condition relating to rejection of Contracts under Section 8.20);

            (e) Section 4.22 (Noncompetes);

            (f) Section 6.9(g) (representation and warranty relating to Flaw in Customer Contracts);

            (g) Section 8.20(a) (relating to rejection of Customer Contracts);

            (h) Section 9.2(a)(iii) (indemnity for breach of Section 6.9(g));
      and

            (i) Schedule 4.4(a) to the Asset Purchase Agreement.

      1.3 CLOSING. We are amending Section 2.1 of the Asset Purchase Agreement to read in its entirety as follows:


      "The consummation of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601, at 10:00 a.m., local time, on June 1, 2006 or, if any of the conditions to Closing set forth in
      Article 4 and Article 5 hereof have not been satisfied or waived by the Party entitled to the benefit thereof on or prior to such date, on the second business day following satisfaction or waiver of such Conditions (the "Closing Date"). The Closing may also take place at such other place or on such other date as may be mutually determined by the Parties."

      1.4 PURCHASE PRICE. We are amending Section 2.3(a) of the Asset Purchase Agreement to read in its entirety as follows:


      "(a) The aggregate purchase price for the Purchased Assets (the "Purchase Price") shall be equal to the sum of (i) $35,000,000, less (ii) an amount equal to the Estimated Net Book Value Adjustment. For purposes of this Agreement, "Estimated Net Book Value Adjustment" shall be equal to an amount equal to the Target Net Book Value, less the Estimated Net Book Value."

      1.5 PURCHASE PRICE ADJUSTMENT. We are amending Section 2.3(d) of the Asset Purchase Agreement to read in its entirety as follows:


      "(i) If Buyer disagrees with Sellers' calculation of Closing Net Book Value delivered pursuant to Section 2.3(c), Buyer may, within 120 days following the last day of the month in which the Closing falls or thirty (30) days after Sellers have delivered the certificate set forth in Section 2.3(c), whichever is later (the "Objection Period") deliver a written notice (the "Objection Notice") to Sellers disagreeing with such calculation and setting forth Buyer's calculation of such amount. Any such Objection Notice shall specify those items or amounts as to which Buyer disagrees, and Buyer shall be deemed to have agreed with all other items and amounts contained in Sellers' calculation of Closing Net Book Value delivered pursuant to Section 2.3(c).

      (ii) Buyer's ability to object to Sellers' calculation of Closing Net Book Value shall be restricted as set forth in this subparagraph. The restriction on Buyer's ability to object will apply (A) solely to the extent such objection is based on a disagreement with, or alleged inaccuracy of, any accrual, reserve or other item and (B) in each case solely to the extent such disagreement, or alleged inaccuracy, is with respect to Sellers' calculation of (1) the time and costs that will be required to be expended or incurred by Sellers (or Buyer after the Closing
      Date) in connection with each Customer Contract in order to complete Sellers' obligations thereunder or (2) the estimated time or date on which each Customer Contract will be completed following the Closing Date; provided, that the restriction on Buyer's ability to object under this subparagraph (ii) will apply in each case only if Sellers can objectively demonstrate and prove such items were calculated as of the Closing Date and on a basis consistent with this Agreement and past practice and methodology and consistent with that used in the preparation of the Latest Balance Sheet. If Buyer does not deliver an Objection Notice within the Objection Period, then the amount of Closing Net Book Value shall be deemed to be finally determined as set forth on Sellers' calculation thereof."

      1.6 NONASSIGNABILITY OF CONTRACTS. We are amending Section 2.6 of the Asset Purchase Agreement to read in its entirety as follows:

      "Nonassignability of Contracts. Notwithstanding anything to the contrary herein, to the extent that the assignment hereunder by Sellers to Buyer of any Assumed Contract is not permitted or is not permitted without the consent of any other party to such Assumed Contract, this Agreement shall not be deemed to constitute an assignment of any such Assumed Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Assumed Contract, and Buyer shall assume no obligations or liabilities under any such Assumed Contract. Sellers shall use their reasonable commercial efforts to obtain all Consents necessary for the sale, transfer, assignment and delivery of the Purchased Assets (including the Assumed Contracts) to Buyer hereunder, and following the Closing, Sellers shall continue to use their reasonable commercial efforts to obtain any further consents related to the assignment of the Customer Contracts. Sellers shall advise Buyer in writing at least five (5) Business Days prior to the Closing with respect to any Assumed Contract which either Seller knows or has substantial reason to believe will or may not be subject to assignment to Buyer hereunder at the Closing. Without in any way limiting Sellers' obligation hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent and if the Closing shall occur, Sellers shall cooperate with Buyer following the Closing Date in any reasonable arrangement designed to provide Buyer with the rights and benefits (subject to the obligations) under any such Assumed Contract (other than with respect to any Unassumed Customer Contract), including enforcement for the benefit of Buyer of any and all rights of either Seller against any other party arising out of any breach or cancellation of any such Assumed Contract by such other party and, if requested by Buyer, acting as an agent on behalf of Buyer or as Buyer shall otherwise reasonably require. Also, with respect to any

      Customer Contract which is not assigned to Buyer as of the Closing, Sellers shall transfer to Buyer any employees, software or other assets associated with such Contract, as specified by Buyer, Sellers shall assign any economic benefit of such Contract to Buyer as of the Closing Date and, so long as all economic benefit is assigned to Buyer, Buyer and Sellers shall enter into a mutually agreeable subcontract for the purpose of reasonably providing Sellers with availability of personnel to perform the services required by such Contract."

      1.7 SELLERS' COVENANTS AND CONDITIONS TO CLOSING. Solely for the purpose of satisfying the conditions to the obligation of Buyer to close pursuant to
Article 4 of the Asset Purchase Agreement, and not for any other purpose (including, without limitation, for purposes of any rights to indemnification pursuant to Article 9 of the Asset Purchase Agreement), we agree as follows:

            (a) The following sentence shall be added to the end of Section 4.1 of the Asset Purchase Agreement:

            "Notwithstanding the foregoing, and solely for the purposes of determining the conditions to the obligations of Buyer to consummate the transactions hereunder, the following representations and warranties need not be true and correct in any material respect as of the Closing Date (but shall have been true and correct as of the date hereof):

            (a) The last sentence of Section 6.4 (no Material Adverse Effect since the date of the Last Balance Sheet);

            (b) Section 6.9(a) (Customer Contracts);

            (c) The second and third sentences of Section 6.9(d) (performance under Customer Contracts);

            (d) Section 6.9(f) (Customer Contract performance);

            (e) Section 6.9(g) (Software Product Flaws); and

            (f) Section 6.9(h) (estimates and summaries)."

      For the avoidance of doubt, nothing in this Section 1.7 shall be deemed to modify the indemnification provisions of the Asset Purchase Agreement.

      1.8 CONSENTS. We are amending Section 4.4 of the Asset Purchase Agreement to read in its entirety as follows:


      "Each of the following Consents shall have been duly made or obtained by Sellers and delivered to Buyer: (a) all Consents necessary to assign to Buyer at least ninety percent (90%) of the Pro-Forma Remaining Contract Value shown on Schedule 6.9(a)(i) as of the date hereof (it being understood and agreed that the Pro Forma Remaining Contract Value of any Contract which not a Contract (e.g., unexecuted) prior to the date hereof and was to be entered into and executed following the date hereof, shall only be included in the calculation of the 90% (both in the numerator and the denominator) to the extent it was executed prior to the Closing Date) of all Customer Contracts (the Consents described in clause (a) are collectively referred to as the "Required Customer Contracts Consents"); and (b) all Required Other Consents other than those specified in clause
      (a). Notwithstanding the foregoing, Sellers shall use their reasonable commercial efforts to obtain the Consents from all customers and other Persons (whether or not a Consent is required to be delivered pursuant to Section 4.4(a)). All Consents shall be (A) substantially in the form attached hereto as Exhibit 4.4 or (B) in such other form and substance reasonably satisfactory to Buyer, and no such Consent shall have been revoked. For purposes of this Section 4.4, a customer Consent will "have been duly made or obtained" if the customer has irrevocably committed in writing to give such Consent on or as of the Closing or if the customer has given a written Consent which is both (i) reasonably satisfactory to Buyer and (ii) conditional only upon the Closing, processing of administrative forms, delivery by Buyer of customer requested documentation or assurances, and/or actions solely within the control of Buyer.

      1.9 TRANSITION SERVICES AGREEMENT. We are amending Section 4.8 of the Asset Purchase Agreement to read in its entirety as follows:

            "4.8 Transition Services Agreement. Sellers and Buyer (or any of its designees) shall have entered into a Transition Services Agreement (the "Transition Services Agreement"), in the form and substance of Exhibit C attached hereto (provided that, notwithstanding anything contained in Exhibit C to the contrary, the Transition Services Agreement shall (unless otherwise designated by Buyer) continue until the later of (i) September 30, 2006 and (ii) the term otherwise specified in the Transition Services Agreement) and such Transition Services Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified and (ii) Exhibit B attached thereto shall be in form and substance reasonably satisfactory to Buyer."

      1.10 ARRANGEMENT WITH CERTAIN EMPLOYEES. We are amending Section 4.10 of the Asset Purchase Agreement to read in its entirety as follows:


            "4.10 Arrangements with Employees.


            (a) With respect to each of the Employees listed by Buyer on
      Schedule 8.11(b) with respect to whom Buyer (or its designee) has indicated its intention to offer employment as of the Closing (the "Offered Employees"), Sellers shall have used their reasonable commercial efforts to cause such Offered Employee to execute a Saber Solutions, Inc. Employment Agreement in form and substance as provided by Buyer to Sellers (the "Saber Employment Agreement"), pursuant to procedures agreed to by Sellers and Buyer prior to Closing.

            (b) With respect to each Offered Employee who has not executed on or before the Closing Date the Saber Employment Agreement pursuant to Section 4.10(a) above, Buyer shall have assumed and Sellers shall assign to Buyer at Closing as an Assumed Contract, the employment agreement, employee technology and confidentiality agreement, proprietary information agreement or similar agreement or Contract as specified on Schedule 6.14 (except for any Covansys Retention Bonus Agreement and except for any Claremont Technology Group, Inc. Employment Agreement) of such Offered Employee. For purposes of clarity, in no event shall Buyer assume or shall Sellers assign to Buyer any Covansys Retention Bonus Agreement or any Claremont Technology Group, Inc. Employment Agreement (including with those Offered Employees set forth on Schedule 4.10(b)), which shall be for all purposes under this Agreement Excluded Assets.

            (c) With respect to any of the employees of the Business who have not executed an employment agreement, employee technology and confidentiality agreement, proprietary information agreement or similar agreement or Contract with the Company that contain similar proprietary rights provision as those contained in the Non-disclosure and Proprietary Rights Agreement attached hereto as Exhibit E and have not executed a

      Saber Employment Agreement, the Company shall have entered into a Non-disclosure and Proprietary Rights Agreement with such employee, substantially in the form attached hereto as Exhibit E."

      1.11 INDIA PERSONNEL SERVICES AGREEMENT. We are replacing Exhibit D to the Asset Purchase Agreement with the Exhibit D attached to this Amendment. We agree that Exhibit D in the form attached to the Asset Purchase Agreement is null and void, and that we will consider Exhibit D to this Agreement to replace it for all purposes.

      1.12 EMPLOYEES. We are amending Section 8.11(a) of the Asset Purchase Agreement to read in its entirety as follows:


            "Sellers have provided Buyer with a true, correct and complete list of all of the Employees and contractors engaged primarily in the Business as of February 24, 2006 and shall at least six (6) days before the Closing Date provide such a list (as of seven (7) days) before the Closing Date, in each case indicating the most recent rate of pay of each such Employee and contractors during the twelve (12) months preceding the date hereof, the date of employment and title or job position of each such Employee and contractor, and the status of each such Employee and contractor as active, on leave, full-time, part-time or otherwise."

      We are amending Section 8.11(b) of the Asset Purchase Agreement to read in its entirety as follows:

            "At least four (4) days before the Closing, Buyer shall deliver to the Company Schedule 8.11(b) which shall list the active Employees used in the Business as indicated on the list delivered by Sellers pursuant to
      Section 8.11(a), to whom Buyer (or its designee) intends to offer employment. As soon as practicable following Sellers' receipt of Schedule 8.11(b), but in any event at least one (1) day prior to closing, Sellers shall provide Buyer an estimate of the severance expense to be paid by Buyer pursuant to this Section 8.11(b). Following Buyer's receipt of Sellers' estimate, Buyer may amend Schedule 8.11(b) in its sole discretion by providing written notice to Sellers. Any such Employee who accepts Buyer's offer of employment shall be referred to herein as a "Rehired Employee". Nothing in this Agreement shall obligate Buyer to continue to employ any Rehired Employee for any period of time or limit the ability of Buyer to modify any wage, salary or benefit to any Rehired Employee or terminate the employment of any Rehired Employee at any time following the Severance Date for any reason, including without cause. However, if Buyer fails to offer employment to any person on the list delivered by Sellers in accordance with Section 8.11(a) above, and Sellers terminate any such Employee to whom Buyer fails to offer employment, Buyer shall reimburse Sellers the amount of any out-of-pocket severance expense which is actually paid by any Seller to any such Employee according to Sellers' existing severance policy as provided to Buyer, or as required by applicable law. For purposes of this Section 8.11(b), the term "active Employees" shall include all full-time and part-time employees, employees on military leave, maternity leave, short-term disability and leave under the Family and Medical Leave Act of 1993. Any Employee who is on short term disability or on a leave of absence of the type described above shall remain the liability of Sellers and shall continue to receive benefits to the extent provided under Sellers' employee benefit plans until such time as the Employee actively returns to work with Buyer."

      1.13 401(k). We are amending Section 8.11(e) of the Asset Purchase Agreement to read in its entirety as follows:

      "Sellers shall (i) prior to or on Sellers' next payroll date, make all matching contributions that would otherwise be made for the plan year (without regard to any year-end employment requirements) with respect to the Rehired Employees' contributions to the Covansys 401(k) Retirement Plan (the "Sellers Savings Plan"), (ii) prior to or on the Severance Date, amend the Sellers Savings Plan to fully vest the employer contribution accounts of all Rehired Employees and (iii) prior to or on the Severance Date, amend the Sellers Savings Plan to permit Rehired Employees to roll over in-kind promissory notes evidencing outstanding participant plan loans without default to Buyer's 401(k) savings plan. Buyer agrees it will cause its 401(k) savings plan to accept a rollover of outstanding plan loans of Rehired Employees in existence as of the Severance Date."

      1.14 INDEMNIFICATION OF BUYER. We are amending Section 9.2(b) to read in its entirety as follows:


      "The indemnification provided for in Section 9.2(a), shall be subject to the following limitations:

                  (i) Sellers will not be liable to any Buyer Party for any
            Adverse Consequences under Section 9.2(a)(i) (other than in respect of any Buyer Fundamental Representation or the representations made under Section 6.8 (Tax Matters)) unless and until the aggregate amount of Adverse Consequences relating to all such breaches, excluding Adverse Consequences related to breaches of Buyer Fundamental Representations or the representations made under
            Section 6.8 (Tax Matters), exceeds $750,000 (the "Buyer Threshold"), at which time Sellers shall be liable for the amount of all such Adverse Consequences in excess of the Buyer Threshold;

                  (ii) Notwithstanding the foregoing subsection (i) and subject to subsection (iv), a Buyer Party may not assert any additional claims against Sellers (A) pursuant to Section 9.2(a)(i) (other than in respect of the Buyer Fundamental Representations or the representations made under Section 6.8 (Tax Matters)) once Sellers have paid $6,000,000 to Buyer pursuant to such Section 9.2(a)(i) for benefits of representations and warranties (other than with respect to the Buyer Fundamental Representations, the representations made under Section 6.8 (Tax Matters) or, for the avoidance of doubt, the Specified Customer Contract Representations) or (B) pursuant to
            Section 9.2(a)(i), with respect to a breach of any representation or warranty contained in this Agreement, or pursuant to Section 9.2(a)(iv), with respect to breach of any covenant contained in this Agreement, to the extent (and solely the extent) that the Adverse Consequences are directly attributable to or directly arise from the untruth or inaccuracy of any Completion Representations (and are not attributable to and do not arise from the untruth or inaccuracy of any other statement, representation, warranty or covenant in this Agreement), once Sellers have paid $1.00 to Buyer pursuant to such
            Section 9.2(a)(i) for benefits of such representations and warranties or pursuant to such Section 9.2(a)(iv) for benefits of such covenants;

                  (iii) For purposes of this Article 9, "Completion
            Representations" means all statements contained in this Agreement (including the Schedules hereto) relating solely to (1) the time and costs that will be required to be expended or incurred by Sellers (or Buyer after the Closing Date) in connection with each Customer Contract in order to complete Sellers' obligations thereunder or (2) the estimated time or date on which each Customer Contract will be completed;

                  (iv) The parties agree and understand that the limitation set forth in clause (B) of subparagraph (ii) will not limit Buyer's right to assert claims for Adverse Consequences attributable to or arising from any other statement, representation, warranty or covenant in this Agreement. For purposes of clarity, and notwithstanding anything to the contrary herein, clause (B) of subparagraph (ii) will in no way limit a Buyer Party's ability to assert a claim against Sellers for any breach of any representation, warranty or covenant which relates to, arises out of or is a result of any of the following:

                        (A) a breach of any Assumed Contract;


                        (B) a violation of law;


                        (C) a breach of warranty under a Customer Contract or
                  Assumed Contract;


                        (D) a tort;


                        (E) any product liability;


                        (F) an infringement or misappropriation claim with
                  respect to products delivered or developed (including works in progress) or services performed; or

                        (G) any charge, complaint, action, suit, proceeding,
                  hearing, investigation, claim or demand relating to any of the foregoing.

                  (v) Sellers will not be liable to any Buyer Party for any
            Adverse Consequences under Section 9.2(a)(ii) and a Buyer Party may not assert any claims against Sellers pursuant to Section 9.2(a)(ii) once Sellers have paid $1.00 to Buyer pursuant to such Section 9.2(a)(ii) for benefits of representations and warranties in respect of Sections 6.9(a), 6.9(f), and 6.9(h); and

                  (vi) notwithstanding anything in Section 9.2(a) to the
            contrary, in the event that Buyer makes a claim for indemnification pursuant to Section 9.2(a) (other than pursuant to Section 9.2(a)(ii), Section 9.2(a)(v) or Section 9.2(a)(viii)), arising out of a claim by a customer for pre-Closing breach of its Customer Contract (that is an Assumed Contract), Sellers shall only be required to indemnify a Buyer Party thereunder for any out-of-pocket Adverse Consequences paid, or to be paid, by such Buyer Parties (i.e., Sellers shall not be liable for any lost profits, consequential damages or the like unless paid out-of-pocket by Buyer Party to a third party)."

      1.15 GUARANTEE OF BUYER OBLIGATIONS. New Section 8.23 is added to the Asset Purchase Agreement to read as follows:


      "8.23 Continuing Obligations Under Certain Assumed Contracts. In order to facilitate the consummation of the transactions contemplated by this Agreement, Sellers may agree to remain potentially liable under the Customer Contracts and lease agreements listed on Schedule 8.23 which are being transferred to Buyer under this Agreement (the "Indemnified Contracts"). For purposes of this Agreement, the Indemnified Contracts shall be deemed Assumed Contracts (so long as necessary Consent is obtained in accordance with such Contract). For purposes of this Agreement, Sellers' agreement to remain potentially liable to the customer under the Indemnified Contracts (i) will not otherwise change the nature of any obligation under any Indemnified Contract as an Assumed Liability and (ii) will not otherwise be an Excluded Liability and will not otherwise constitute any obligation under the Indemnified Contracts as an Excluded Liability. Buyer shall reimburse Sellers for all out-of pocket costs incurred by Sellers under any Indemnified Contract except to the extent that any such costs do not constitute Assumed Liabilities, constitute Excluded Liabilities and/or are otherwise indemnifiable by Sellers pursuant to this Agreement. Saber Software, Inc. and Saber Holdings, Inc. shall guarantee all obligations of Buyer under this Section 8.23."

      1.16 BUYER PARTICIPATION IN BUSINESS PRIOR TO CLOSING. New Section 8.24 is added to the Asset Purchase Agreement to read as follows:


      "8.24 Buyer Participation in Business Prior to Closing. Subject to (and without limiting) the provisions of this Agreement, including, without limitation, Article 3 hereof, until Closing, Sellers shall operate the Business without any direction or involvement from Buyer, except to the extent specifically requested by Sellers or as otherwise specifically set forth in the Agreement. Any such direction or involvement from Buyer as requested by Sellers shall be at Buyer's sole cost and expense, and shall be conducted solely through and as approved by Arvind Malhotra."

      1.17 EXCLUSIVE REMEDY. We are amending the last sentence of Section 9.6 to read in its entirety as follows:


      "The Parties hereto further agree that the provisions of Section 9.2(a)(ii) shall be the sole and exclusive remedies available to any Buyer Party for any claim for breach of the Specified Customer Contract Representations."

      1.18 ARRANGEMENTS WITH CERTAIN EMPLOYEES.

            (a) DELETION OF SCHEDULEE 4.10(a). We are deleting Schedule 4.10(a) in its entirety.

            (b) AMENDMENT OF SCHEDULE 1.1(c). We are amending Item IV of
Schedule 1.1(c) of the Disclosure Schedules to the Asset Purchase Agreement in its entirety to read in its entirety as follows:

      "Only as provided in Section 4.10(b) of the Agreement (i.e., not including any Covansys Retention Bonus Agreement or any Claremont Technology Group, Inc. Employment Agreement), and only to the extent such agreements are specified on Schedule 6.14 (or entered into pursuant to Section 4.10), the employment agreements, employee technology and confidentiality agreements, proprietary information agreements and similar agreements and Contracts (except for any Covansys Retention Bonus Agreement and except for any Claremont Technology Group, Inc. Employment Agreement), each of which is in the specified form attached hereto as Exhibit 1, between the Company or its Affiliates and each of the Offered Employees listed on Schedule 8.11(b)."

      1.19 OTHER PROVISIONS UNCHANGED. We agree that except as expressly modified by the terms of this Amendment, the provisions of the Asset Purchase Agreement continue in full force and effect without modification. If any provision of the Asset Purchase Agreement (whether or not we have specifically referred to it in this Amendment) conflicts with any provision of this Amendment, the provision of this Amendment will control. The date of the Asset Purchase Agreement shall remain as March 8, 2006 and all references to "as of the date hereof", "as of the date of this Agreement" or similar terms or phrases of like import shall mean March 8, 2006.

      1.20 COUNTERPARTS. This Amendment No. 1 to Asset Purchase Agreement may be executed in two or more counterparts (including by use of facsimiled signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment No. 1 to Asset Purchase Agreement.

      1.21 GOVERNING LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment No. 1 to Asset Purchase Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                                   * * * * * *

      IN WITNESS WHEREOF, we have executed this Amendment No. 1 as of the date indicated in the first paragraph of this Amendment.

                                  COVANSYS CORPORATION

                                  By:
                                        ----------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Its:
                                        ----------------------------------------




                                  COVANSYS CONSULTING SERVICES CORPORATION


                                  By:
                                        ----------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Its:
                                        ----------------------------------------


                                  SABER SOLUTIONS, INC.


                                   By:
                                        ----------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------